    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 9, 1998
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                           ---------------------------
                        POST EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           ---------------------------
                               RIDDELL SPORTS INC.
             (Exact name of registrant as specified in its charter)


         DELAWARE                                            22-2890400
(State or other jurisdiction                              (I.R.S. Employer
of incorporation or organization)                      Identification Number)

                                -----------------
                               RIDDELL SPORTS INC.
                                900 THIRD AVENUE
                                -----------------
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 826-4300

  (Address, including zip code, and telephone number, including area code, of
                   Registrants' principal executive offices)

                               RIDDELL SPORTS INC.
                             1991 STOCK OPTION PLAN

                               RIDDELL SPORTS INC.
                             1997 STOCK OPTION PLAN
                            (Full title of the plans)
                                -----------------
                                  LISA MARRONI
                               RIDDELL SPORTS INC.
                                900 THIRD AVENUE
                                   27TH FLOOR
                            NEW YORK, NEW YORK 10022
                                 (212) 826-4300

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

         This Post Effective Amendment No. 2 is being filed for the purpose of adding the signature of Mr. David Mauer on the signature line above his name as the person signing Post Effective Amendment No. 1 to Form S-8 on behalf of the Company.

         Mr. Mauer signed Post Effective Amendment No. 1 to Form S-8 on September 3, 1998 prior to the filing, but notation of his signature was inadvertently admitted from the Edgar filing thereof.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Post Effective Amendment #2 to Form S-8 and has duly caused this Post Effective Amendment No. 2 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of New York, State of New York, on the 9th day of September, 1998.

                               RIDDELL SPORTS INC.

                                                     By: /s/ Lisa J. Marroni*
                                                         --------------------
                                                             Lisa J. Marroni
                                                             Vice President
                                                     *Power of Attorney

                                POWER OF ATTORNEY

           KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints DAVID M. MAUER, DAVID GROELINGER and LISA MARRONI, and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or his substitutes, may lawfully do or cause to b done by virtue thereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


/s/ Robert Nederlander             Chairman of the Board                             September 3, 1998
-----------------------------
    Robert Nederlander

/s/ David M. Mauer                 Chief Executive Officer                           September 3, 1998
-----------------------------      and Director (Principal Executive
    David M. Mauer                 Officer)


/s/ Jeffrey Webb                   Vice Chairman, President and                      September 3, 1998
-----------------------------      Chief Operating Officer, Varsity
    Jeffrey Webb                   Group Division


/s/ Dan Cougill                    President and Chief Operating                     September 3, 1998
-----------------------------      Officer, Riddell Group Division
    Dan Cougill



/s/ David Groelinger               Executive Vice President,                         September 3, 1998
-----------------------------      Chief Financial Officer
    David Groelinger               (Principal Financial Officer)


/s/ Leonard Toboroff               Vice President and Director                       September 3, 1998
-----------------------------
    Leonard Toboroff

/s/ Lawrence Simon                 Senior Vice President and Treasurer               September 3, 1998
-----------------------------      (Principal Accounting Officer)
    Lawrence Simon


/s/ Don R. Kornstein               Director                                          September 3, 1998
-----------------------------
    Don R. Kornstein

/s/ John McConnaughy               Director                                          September 3, 1998
-----------------------------
    John McConnaughy

                                   Director                                          September 3, 1998
-----------------------------
     Glenn "Bo" Schembechler
